Exhibit 1

Joint Filing Agreement,
Dated as of November 27, 2019

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of FIMI 6 2016 Ltd., FIMI Opportunity Fund 6, L.P., FIMI Israel Opportunity Fund 6, Limited Partnership, Or Adiv Ltd. and Mr. Ishay Davidi on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to ordinary shares, par value NIS 1.00 per share, of Kamada Ltd., and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 27th day of November 2019.

Dated: November 27, 2019

FIMI 6 2016 Ltd.

	By:	/s/ Ishay Davidi
Name: Ishay Davidi
Title: CEO

FIMI Opportunity Fund 6, L.P. By: FIMI 6 2016 Ltd., managing general partner

By:	/s/ Ishay Davidi
Name: Ishay Davidi
Title: CEO

FIMI Israel Opportunity Fund 6, Limited Partnership By: FIMI 6 2016 Ltd., managing general partner

By:	/s/ Ishay Davidi
Name: Ishay Davidi
Title: CEO

Or Adiv Ltd.

By:	/s/ Ishay Davidi
Name: Ishay Davidi
Title: CEO

Ishay Davidi

By:	/s/ Ishay Davidi
Name: Ishay Davidi
Title: CEO